(a)(120)

VOYA INVESTORS TRUST

AMENDMENT #111 TO THE AMENDED AND RESTATED AGREEMENT AND
DECLARATION OF TRUST

Effective: May 1, 2019

The undersigned being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VI, Sections 6.2 and 6.3 and Article XI, Section 11.4 of the Trust’s Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the “Declaration of Trust”), hereby amend the Declaration of Trust to

1.             Re-designate VY Franklin Income Portfolio to Voya Balanced Income Portfolio by amending the second sentence of Section 6.2 of the Declaration of Trust to read as follows:

“The Series that have been established and designated as of the date first above written are as follows:

ING American Funds Global Growth and Income Portfolio
ING American Funds International Growth and Income Portfolio
Voya Balanced Income Portfolio
VY BlackRock Inflation Protected Bond Portfolio
VY Clarion Global Real Estate Portfolio
VY Clarion Real Estate Portfolio
Voya Global Perspectives Portfolio
Voya Government Liquid Assets Portfolio
Voya High Yield Portfolio
VY Invesco Growth and Income Portfolio
VY JPMorgan Emerging Markets Equity Portfolio
VY JPMorgan Small Cap Core Equity Portfolio
Voya Large Cap Growth Portfolio
Voya Large Cap Value Portfolio
Voya Limited Maturity Bond Portfolio
VY Morgan Stanley Global Franchise Portfolio
ING Multi-Manager International Small Cap Portfolio
Voya Retirement Conservative Portfolio
Voya Retirement Growth Portfolio
Voya Retirement Moderate Growth Portfolio
Voya Retirement Moderate Portfolio
VY T. Rowe Price Capital Appreciation Portfolio
VY T. Rowe Price Equity Income Portfolio
VY T. Rowe Price International Stock Portfolio
VY Templeton Global Growth Portfolio
Voya U.S. Stock Index Portfolio”

The foregoing shall be effective upon the date first written above.

/s/ Colleen D. Baldwin	/s/ Joseph E. Obermeyer
Colleen D. Baldwin, as Trustee	Joseph E. Obermeyer, as Trustee

/s/ John V. Boyer	/s/ Sheryl K. Pressler
John V. Boyer, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Patricia W. Chadwick	/s/ Dina Santoro
Patricia W. Chadwick, as Trustee	Dina Santoro, as Trustee

/s/ Martin J. Gavin	/s/ Christopher P. Sullivan
Martin J. Gavin, as Trustee	Christopher P. Sullivan, as Trustee

/s/ Russell H. Jones	/s/ Roger B. Vincent
Russell H. Jones, as Trustee	Roger B. Vincent, as Trustee